UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 15, 2006

BANCFIRST CORPORATION

(Exact name of registrant as specified in its charter)

OKLAHOMA	0-14384	73-1221379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 North Broadway, Oklahoma City, Oklahoma	73120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 270-1086

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2006, BancFirst, the wholly owned banking subsidiary of BancFirst Corporation (the “Bank”), entered into a supplemental retirement agreement between the Bank and Darryl Schmidt, Executive Vice President and Chief Credit Officer of the Bank and a Named Executive Officer (as disclosed in BancFirst Corporation’s 2006 Proxy Statement). Under the terms of the supplemental retirement agreement, if Mr. Schmidt remains continually employed with the Bank until age 65, he will be entitled to a supplemental retirement benefit of $100,000 per year for ten years, irrespective of whether he then retires or continues to be employed by the Bank beyond age 65. If Mr. Schmidt dies during the ten-year period, his surviving spouse or other designated beneficiary will receive the remaining payments over the remainder of the ten-year period. A lump-sum distribution, equal to the discounted present value of the aggregate supplemental payments, is payable upon separation from service following a change of control of the Bank or if Mr. Schmidt is terminated without cause between the ages of 59 and 65. No benefits are payable under the agreement if Mr. Schmidt (i) ceases to be employed by the Bank for any reason (other than death) prior to reaching age 59 or (ii) is terminated by the Bank for “cause,” as such term is defined in the agreement, prior to reaching age 65. If Mr. Schmidt dies before age 65 while still employed with the Bank, his surviving spouse or other designated beneficiary will receive a lump sum distribution equal to a percentage of the total lump sum amount of Mr. Schmidt’s supplemental retirement income, calculated on the percentage that the total number of months between the effective date of the agreement and the executive’s death represents of the total months between the effective date of the agreement and the date the executive would have reached age 65. Mr. Schmidt will forfeit any non-distributed benefits payable under the agreement if he violates certain non-compete and confidentiality restrictions in the agreement. A copy of the agreement with Mr. Schmidt is attached hereto as Exhibit 10.1 and incorporated by reference herein.

On the same date, the Bank agreed to pay an additional life insurance benefit of $150,000 for the benefit of Mr. Schmidt’s designated beneficiary if Mr. Schmidt should die while still employed by the Bank. A copy of the agreement is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits:

10.1	Supplemental Executive Retirement Agreement dated November 15, 2006, between BancFirst and Darryl Schmidt.

10.2	Survivor Benefit Agreement dated November 15, 2006, between BancFirst and Darryl Schmidt.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCFIRST CORPORATION
(Registrant)

Date: November 20, 2006	/s/ Randy Foraker
Randy Foraker
Executive Vice President & Chief Risk Officer
Treasurer/Assistant Secretary
(Principal Accounting Officer)

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EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Supplemental Executive Retirement Agreement dated November 15, 2006, between BancFirst and Darryl Schmidt.

10.2	Survivor Benefit Agreement dated November 15, 2006, between BancFirst and Darryl Schmidt.

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